Exhibit 10.21

WORLD TRADE CENTRE
LONDON

International House

Resident Member’s
Agreement

Certain information in this agreement has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

RESIDENT MEMBER’S AGREEMENT — INTERNATIONAL HOUSE
WORLD TRADE CENTRE, LONDON

The Particulars

1.	DATE	2nd December 1983

2.	PROMOTER	ST KATHARINE-BY-THE-TOWER LTD

3.	PROMOTER’S HEAD OFFICE	WORLD TRADE CENTRE LONDON E1 9LB

4.	RESIDENT MEMBER	AEGIS INSURANCE SERVICES LIMITED

5.	RESIDENT MEMBER’S	R/O 20 EASTBOURNE TERRACE
	REGISTERED	LONDON W2 6LG
OFFICE/ADDRESS

6.	GUARANTOR	NOT APPLICABLE

7.	GUARANTOR’S REGISTERED	—
	OFFICE/ADDRESS	—
—

8.	PROPERTY	INTERNATIONAL HOUSE
WORLD TRADE CENTRE
1 ST. KATHARINE’S WAY
LONDON E1 9UN

9.	PREMISES	QUAY LEVEL
WEST SIDE

	(Plans B-J)	INTERNATIONAL HOUSE shown on the
attached plans B-J edged blue

10.	TERM	TWENTY-FIVE YEARS FROM
25 DECEMBER 1983

11.	RENT	[***] £ [***] per annum (subject to
increases provided in Clause J) payable from
3rd APRIL 1984

12.	INITIAL ESTIMATE OF SERVICE CHARGE	[***] £ [***] per annum (subject to Clause E)
payable from 3rd APRIL 1984 to DECEMBER 1984

13.	USE	OFFICES/
within the World Trade
Centre London

14.	REVIEW DATES	25 DECEMBER 1988 and every subsequent
FIFTH anniversary

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

THIS DEED IS MADE ON	19

          BETWEEN the Promoter whose name and address are shown in paragraph 2 and 3 of the Particulars the Resident Member being a member of the London World Trade Centre Association whose name and address are shown in paragraphs 4 and 5 of the Particulars and the Guarantor(s) whose name(s) and address(es) is/are shown in paragraphs 6 and 7 of the Particulars.

A      Definitions

In this document the following definitions apply

A1      Particulars

“the Particulars” on the first page form an integral part of this document

A2      Promoter

“the Promoter” includes anyone deriving title under it

A3      Resident Member

“the Resident Member” includes anyone deriving title under him

A4      Development Area

“the Development Area” is the Promoter’s land bounded partly by East Smithfield Thomas More Street St Katharine’s Way and the River Thames shown on the attached plan A edged red

A5      Property (Plan A)

“the Property” is the land and buildings described in paragraph 8 of the Particulars shown on the attached plan A edged green

A6      Service Area

“the Service Area” is the area shown hatched brown on Plan “A” attached hereto and/or such other area as may from time to time be so designated by the Promoter

A7      Conduits

“Conduits” mean the mechanical electrical and plumbing installations

A8      Premises

“the Premises” is the World Trade Centre accommodation described in paragraph 9 of the Particulars shown on the attached plans B-J edged blue including the following existing (and any later) additions within the boundaries of the Premises all non structural walls and partitions

any terraces and balustrades serving only the Premises

the ceiling and floor finishes

all doors and windows including frames and fastenings but excluding all glass on the outside of or otherwise bordering the Premises all conduits exclusively serving the Premises

all Promoter’s fixtures fittings equipment and apparatus

all other internal parts not specifically previously mentioned

BUT

excluding the main structure walls roof floor slabs and the concrete floor slabs of any terraces

A9      Review Dates

“the Review Dates” are as described in paragraph 14 of the Particulars

A10      Services

“the Services” are all those items in Clause D excluding sub-clauses D.1, D.2, D.3 and D.6

A11      First Anniversary

“the First Anniversary” is the Thirty-First of December next following the date in paragraph 1 of the Particulars

A12      Service Charge

“the Service Charge” is the cost of the Services in relation to the Premises calculated in accordance with Clause E together with any Value Added or other tax payable

A13      Surveyor

“the Surveyor” is the Promoter’s Surveyor and where making any decision or estimation he will be acting as an expert and not an arbitrator and his decision shall be final

A14      End of the Term

“End of the Term” means determination by any means

A15      Plurality of Parties

Where “the Resident Member” or “the Guarantor” are two or more persons the promises made by the Resident Member or Guarantor respectively are made by those persons jointly and separately and where the Resident Member is two or more persons they will hold the Premises as joint tenants legally and beneficially

A16      Genders

Words using the masculine gander include the feminine and the neuter and words using the singular include the plural (and vice versa)

B      LETTING

THE PROMOTER lets to the Resident Member the Premises (together with the Easements and Rights specified in the First Schedule but excluding those specified in the Second Schedule) for the Term yielding and paying the Rent

C      RESIDENT MEMBER’S PROMISES

THE RESIDENT MEMBER shall throughout the term:—

C1      Rent and Service Charge

pay the Rent and Service Charge with any increases but without any deductions by equal quarterly payments in advance on the usual quarter days (and in the case of the Service Charge in accordance with Clause E) the first proportionate payments from the dates specified in paragraphs 11 and 12 of the Particulars to be made immediately

C2      Outgoings

pay and indemnify the Promoter against all rates taxes assessments charges and outgoings of every kind payable in respect of the Premises by the owner Promoter Resident Member or occupier except those which are not of an annual or recurring nature or any corporation or income tax payable by the Promoter and pay all charges for any electricity power gas water telephone and other services consumed or used in or by the Premises and all related meter rents end standing charges but if the Premises are not separately rated or metered then the Resident Member will pay and indemnify the Promoter against a reasonable proportion together with any Value Added or other tax payable the proportion being determined by the Surveyor whose decision will be final

C3      Use

not use the Premises for any purpose except that specified in paragraph 13 of the Particulars or for any illegal or immoral purpose PROVIDED ALWAYS AND IT IS HEREBY AGREED the Promoter shall not be deemed to give any warranty that the Premises are or may be fit to be used for any particular purpose

C4      No Alcoholic Liquors

not use the Premises for the sale of alcoholic liquors for consumption on or off the Premises or apply to the Licensing authorities for any licence for the same without obtaining the Promoter’s previous written consent

C5      Repair Maintenance and Decoration

keep the Premises clean and in good and substantial repair and decoration carrying out promptly repairs and replacements as necessary (except to damage covered by the insured risks specified in Clause D2 unless the insurance policy shall be avoided or payment of the policy monies refused as a result of any act or default of the Resident Member his employees servants agents or visitors) and in particular in a good workmanlike manner to the reasonable satisfaction of the Promoter at least once in every fifth year of the term and in the last year (however determined) paint with at least two coats of best quality paint and paper polish or otherwise treat all parts of the Premises previously treated or which ought to have been treated

C6      Alterations

not make any alteration to the Premises or deface paint or line any of the brickwork in the Premises in any way whatsoever

C7      Partitioning

not install any partitioning in the Premises without first obtaining the necessary consents of any Public Authority and the Promoter (consent in the case of the Promoter not to be unreasonably withheld provided the layout design detail and conformity is first approved by the Surveyor) and not afterwards to make any alterations to the partitioning without first obtaining all the previously mentioned consents and all such partitioning shall be removed by the Resident Member at the End of the Term if so requested by the Promoter

C8      Advertisements

not exhibit any signboard advertisement nameplate or placard on the Property or Development Area visible from outside the Premises without the previous written consent of the Promoter

C9      Promoter’s Entry

permit the Promoter its employees and agents at all reasonable times to enter the Premises for the purpose of exercising its Promoter’s rights or duties or to view the state and condition of the Premises

C10      Notice of Repair

comply promptly and diligently with any notice which the Promoter may properly serve requiring him to carry out repairs or decorations and in default within one month from the date of the notice (or such other period as may be stated) the Promoter may carry out the works and the Resident Member will promptly repay the Promoter the cost together with any Value Added or other tax payable

C11      Promoter’s Repairs

permit the Promoter and all other persons authorised by it with any necessary tools at any reasonable time on three days written notice (except in the case of an emergency) to enter the Premises and carry out any repairs replacements additions alterations and decorations including work to any public utility services to the Property or any adjoining property and to survey the Property the Promoter causing as little disturbance to the Resident Member as possible and making good damage caused to the Premises and the Resident Member’s fixtures fittings chattels and effects

C12      Public Requirements

comply with and indemnify the Promoter against any requirement issued under Statute or by any Public Authority in respect of any liability relating to the Premises whether the liability is on the owner Promoter Resident Member or occupier

C13      Notices of Orders

immediately give to the Promoter a copy of any notice or order or proposal for a notice or order served on the Resident Member occupier or the Premises and if required by the Promoter to make or join in making such application and representations as the Promoter may reasonably require

C14      Nuisances

not do or bring or leave on the Premises Property or Development Area anything which may be or become a nuisance annoyance or inconvenience to or interfere with the rights of or create any liability on the owner Promoter other Resident Member or occupiers of the rest of the Property and Development Area and to pay all costs incurred by the Promoter in abating the nuisance annoyance inconvenience interference or liability

C15      Glass Maintenance

promptly notify the Promoter of all broken or cracked glass on the outside of or otherwise bordering the Premises and (except in the case of damage actually insured pursuant to clause D2 and if the insurance shall not be avoided or payment of the insurance monies refused as a result of any act or default of the Resident Member his employees servants agents or visitors) promptly reimburse the Promoters costs incurred in repairing or replacing any such broken or cracked glass

C16      Insurance Contribution

pay the Promoter forthwith on demand a sum equal to 0.756 per cent of the sums from time to time paid or incurred by the Promoter under the provisions of clause D2

C17      Insurance Vitiation

not do or fail to do anything which may increase the cost of (without the Promoter’s consent) or may make voidable or void any insurance under Clause D2 and will indemnify the Promoter against any increased cost if incurred but if part or whole of the Property and/or Development Area are damaged or destroyed by any risk insured against under Clause D2 and the proceeds of the insurance monies are partially or wholly irrecoverable by reason of any act of or omission by the Resident Member his employees servants agents or visitors he will promptly pay to the Promoter a fair proportion or the whole respectively of the cost of reinstating or rebuilding the Property and/or Development Area

C18      Reimbursement of Insurance Monies

if he becomes entitled to any insurance monies in respect of risks which the Promoter has insured against under Clause D2 pay a similar amount to the Promoter giving the Promoter full particulars in writing

C19      Assignment and other dealings

not assign mortgage or charge part of the Premises (the same being absolutely prohibited) nor assign mortgage or charge the whole of the Premises without the Promoters prior written consent which will not be unreasonably withheld if it considers in its sole discretion that the party proposed to take the assignment mortgage or charge is respectable and responsible

C20      Subletting — if letting is 2,000 sq. ft. or less

not to part with possession except by way of assignment permitted under Clause C19 nor share or sub-let part or the whole of the Premises

          Subletting — if letting is 2,000 sq. ft. or more

not sub-let part or the whole of the Premises unless:

(i)	in the case of part of the Premises the Promoter considers in its sole discretion that the part should be permitted to be sub-let

(ii)	in the case of part or the whole of the Premises if the Promoter considers in its sole discretion that the party proposed to take the sub-letting is respectable and responsible and

(iii)	an Order is obtained pursuant to the provisions of section 38(4)(a) of the Landlord and Tenant Act 1954 to exclude any sub-letting from the provisions of sections 24 to 28 of that Act (or any statutory re-enactment or modification thereof) and that prior to the grant thereof the Resident Member produces to the Promoter the Court Order to that effect and that all other terms except for rent (which must not be less than the Rent which must be reviewed on the Review Dates) and follow the same terms as in this Deed wherever possible in every respect (except for the names of the parties) and not in any other case to sub-let the whole of the Premises without the Promoter’s prior written consent

C21      Direct Covenants

To procure that any permitted Assignee or Underlessee shall enter into a direct covenant with the Promoter to observe and perform the obligations of the Resident Member Contained in this Deed (except in the case of any Underlease the obligation to pay the rent hereunder) including a covenant not to further assign or underlet or otherwise part with the possession of the Premises except in accordance with the provisions of this Deed and in the case of an assignment to pay the rent and service charge provided for by this Deed

C22      Notice of Transfer

within thirty days after every assignment transfer or sub-letting give the Promoter full particulars in writing together with a certified copy of any relevant document and a minimum registration fee of twenty five pounds (£25) together with any Value Added or other tax payable

C23      Costs

indemnify the Promoter against all costs reasonably incurred in respect of

(a)	any breach of any Resident Member’s obligations hereunder

(b)	any application to the Promoter for any consent or licence

(c)	the preparation and service of any notice under Section 146 or 147 of the Law of Property Act 1925 (or any statutory re-enactment or modification) even though forfeiture may be avoided by means not being relief granted by the Court

(d)	the preparation and service of any notices or schedules of dilapidation

C24      Legal Costs

to pay the Promoter’s proper legal costs of this Deed together with disbursements any Value Added or other tax payable and stamp duty on the Counterpart

C25      Giving back Premises

at the End of the Term quietly give back the Premises to the Promoter in the condition required by this Clause C

C26      Regulations

observe the Regulations in the Third Schedule (and any arising under Clause F) applicable to the Premises Property and Development Area

C27      Membership of LWTCA

become and remain a member of the London World Trade Centre Association or (if the Resident Member is not himself eligible for membership of the London World Trade Centre Association) procure that a duly authorised representative of the Resident Member becomes and remains a member of the London World Trade Centre Association

C28      Observance of Head Lease

to observe and perform the provisions of Clause 3 (other than the promises to pay the rent therein mentioned) of the Second Supplemental Lease of the Property dated 23rd July 1982 and made between the Greater London Council of the one part and the Promoter of the other part so far as the same relate to the Premises

D      Promoter’s Promises

The Promoter so as to bind the persons for the time being entitled to the immediate reversion but not so as to impose any personal liability on themselves except as to their own acts and defaults promises

D1      Peaceful Occupation

that the Resident Member duly paying the Rent and Service Charge and all other payments for which the Resident Member is responsible under this Deed and observing and performing the obligations of the Resident Member under this Deed shall and may peaceably and quietly hold and enjoy the Premises during the Term without any lawful interruption or disturbance by the Promoter or any persons rightfully claiming under or in trust for the Promoter

D2      Insurance of Property

to insure or cause to be insured or treated as insured at all times during the Term the Property including all Conduits the Promoter’s fixtures and fittings equipment and apparatus against damage or loss by fire lightning earthquake explosion implosion aircraft and other aerial objects, articles dropped from aircraft and other aerial objects storm tempest flood bursting or over-flowing of fluids from tanks pipes or other installations riots strikes civil commotion or malicious damage impact by road vehicles animals or water borne vessels and all other risks the Promoter considers necessary in the full reinstatement value plus cost of site clearance and removal of debris and architects engineers quantity surveyors and other professional fees with allowances for projected increases wherever appropriate and any of its Conduits including in particular lifts boilers and pipes in the Property against damage or loss by breakdown explosion implosion or external means with allowances for projected increases the contracts of insurance to include the services of the insurance Company(ies) for regular inspections and issue of appropriate certificates by competent engineers and the plate glass to the doors and windows on the outside of the Property and to the inside of the Property (where not the responsibility of any Resident Member or occupier)

and against loss of rent and service charge for a period of four years with allowances for projected increases against its third party liabilities in respect of the Property and Development Area including employees and licensees engaged by it to comply with its promises PROVIDED that the Promoter may amend any existing or add any new insurance in any manner it considers appropriate and reasonable in the interests of good estate management and will produce to the Resident Member once a year if required proof of the Promoter’s compliance with this clause

D3      Reinstatement

that if part or all of the Property is damaged or destroyed by any of the insured perils subject to all consents and permissions being available (unless payment of the insurance proceeds shall be refused in part or whole in consequence of some act or omission by the Resident Member his employees servants agents or visitors) it will lay out all monies received in respect of the insurances effected under Clause D2 the Promoter bearing the consequence of under insurance (subject to Clause C17) in reinstating or rebuilding the Property as expeditiously as is reasonably possible

D4

to use its best endeavours to:

(a)	Repair Maintenance and Decoration of common parts

maintain in good and sufficient repair and decorative order replacing and cleaning as reasonably necessary all those parts of the Property and its fixtures fittings and equipment together with all conduits exclusively serving the Property as are not the liability of the Resident Member or any other Resident Member or occupier and provide adequate heating and lighting of the common parts AND for the avoidance of any doubt it is agreed that the Service Charge may include reasonable provisions as the Surveyor may fix on account of future costs of repairs and replacements

(b)	Cleaning of Doors and Windows

clean at intervals at the Promoter’s discretion the internal and external glazed surfaces of all doors and windows on the outside of the Property and to the inside of the Property (where not the responsibility of any Resident Member or occupier)

(c)	Refuse

provide storage facilities for reasonable quantities of normal office refuse originating in the Premises

(d)	Lavatories

service and repair any common lavatory accommodation and Conduits in the Property

(e)	Services

provide and maintain the following facilities during normal working hours (to be determined by the Promoter):—

(i)	Heating and Ventilation

heating and ventilation of the Premises to the minimum standard required by legislation

(ii)	Hot and cold water

hot and cold water supply to the lavatories within the Property used by the Resident Member

(f)	Additional Services

provide the following items as it may consider necessary for the maintenance or improvement of the Property in the interests of good estate management:—

(i)	A sufficient number of reasonably suitable persons to enable the Promoter to provide and supervise the Services

(ii)	The necessary facilities to comply with any statutory requirements relating to the Property and the Services available not the responsibility of the Resident Member or of any other Resident Member or occupier of the Property

(iii)	Security Services

(iv)	Such other services facilities or amenities for the benefit of the Resident Member as shall be reasonable having regard to the nature of the Promoter’s development as a whole

D5      Outgoings

to pay all outgoings costs and expenses in respect of the Property and the Services not being outgoings costs and expenses for which the Resident Member or any other Resident Member or occupier is liable

D6      Glass Repairs

Subject to the Resident Member duly observing and performing the provisions of Clause C15 to repair and replace any cracked or broken glass on the outside of or otherwise bordering the Premises

E      Payment and Calculation of Service Charge

E1

The Resident Member shall pay the Service Charge referred to in Clause C1 either to the Promoter direct or to such Management Company as the Promoter may from time to time specify in writing but in any event the Service Charge will be ascertained and is agreed as 0.756 per cent of the aggregate of the calendar yearly cost of the Services and a management fee of ten per cent of that yearly cost

E2      Initial Service Charge

The Resident Member will pay on account of the Service Charge (i) from the date of this Deed down to the first anniversary the due proportion (apportioned on a daily basis) of the initial estimate of Service Charge at the annual rate specified in paragraph 12 of the Particulars and (ii) afterwards the subsequent estimate of Service Charge by equal installments in advance on the usual quarter days

E3      Estimated Service Charge

About the beginning of each calendar year of the Term following the first anniversary the Promoter will supply the Resident Member with a copy of the Surveyor’s written reasonable estimate of the amount of the Service Charge for that calendar year and the Resident Member will pay this amount to the Promoter on account in quarterly installments in accordance with Clause E2

E4      Actual Service Charge

About the first anniversary and about the end of each subsequent calendar year the actual costs incurred by the Promoter for the provision of the Services will be ascertained and certified by the Promoter or its Surveyor and the appropriate computations under Clause E1 made; and any underpayment on account of the Service Charge will be paid by the Resident Member promptly and any over payment will be deducted from the amount next payable by the Resident Member PROVIDED THAT any overpayment to which the Resident Member may be entitled at the end of the term will be repaid to the Resident Member promptly subject only to any lien vested in the Promoter

E5      Copies of Certificates

Copies of the certificates for each calendar year will be available on request in writing from the Resident Member the copy certificates except for patent error being conclusive evidence of the matters which they purport to certify

E6      Variations

The Promoter reserves the right in the interests of good estate management to vary the amounts of quarterly payments to reflect where possible the actual costs incurred or to reflect any revised written reasonable estimates of the Surveyor

E7      Interim payments

If the Promoter fails to supply the Resident Member with the written estimate under Clause E3 then until it is supplied the Resident Member will make quarterly payments equal to those most recently payable on account of the Service Charge any overall difference being adjusted in accordance with Clause E4

E8      Service Charge Accounts

The Promoter will keep a proper account (with vouchers so far as is reasonably practicable) of its income and expenditure in each calendar year in respect of each service for open inspection by the Resident Member during ordinary business hours at the Surveyor’s office in the months of May and June of the following calendar year after reasonable notice in writing the accounts being conclusive evidence of all matters recorded except for patent error

F      Variation of Regulations

WITHOUT PREJUDICE to the Resident Member’s rights the Promoter may at any time during the Term in the interests of good estate management at its absolute discretion amend the existing or impose new Regulations as set out in the Third Schedule and will supply the Resident Member with a copy which will then take immediate effect

G      Re-Entry

G1

If any sum payable by the Resident Member to the Promoter under this Deed is unpaid twenty-one days after becoming due it will (without prejudice to any other rights or remedies of the Promoter) be recoverable as if it were rent in arrears

G2

Provided always and these presents are upon condition that if the Rent or the Service Charge shall be wholly or partly unpaid at the expiration of twenty-one days next after any of the days on which the same are to be paid as aforesaid whether the same shall have been lawfully demanded or not or if the Resident Member shall at any time during the term fail or neglect to observe and perform any of the covenants conditions and agreements contained in this Deed and on the part of the Resident Member to be observed and performed or if the Resident Member or the Guarantor being a corporation a receiver shall be appointed of such corporation while the term is vested in the Resident Member or if it shall enter into liquidation whether compulsory or voluntary or if the Resident Member or the Guarantor being an individual or individuals such individual or individuals or any of them shall while the term is vested in the Resident Member become bankrupt or make an arrangement or composition with his creditors then and in any such case it shall be lawful for the Promoter or any person or persons duly authorised by it in that behalf into and upon the Premises or any part thereof in the name of the whole to re-enter and the same have again repossess and enjoy thenceforth as if this Deed had not been made without prejudice to any right or action or remedy of the Promoter in respect of any antecedent breach of any of the covenants conditions or agreements by the Resident Member contained in this Deed

H      Suspension of Rent and Service Charge

If the Premises or any part (including the access approach) are so damaged by any risk the Promoter has promised to effect insurance against as to be unfit for the purpose for which they were demised and provided payment of insurance monies have not been withheld in part or whole as a result of some act or default of the Resident Member, his employees servants agents or visitors then Rent and Service Charge and payments on account of Service Charge or a fair proportion (the same being determined by the Surveyor) according to the nature and extent of the damage or the degree of loss or enjoyment of the Services will cease to be payable from the date the Premises become unfit until their reinstatement

I      Notices

I1

Any notice under this Deed shall be in writing. Any notice to the Resident Member (if a corporation) shall be sufficiently served if left addressed to the Resident Member on the Premises or sent by registered or recorded post to or left at its registered or principal office in the United Kingdom and (if the Resident Member shall be an individual or individuals) shall be sufficiently served if left addressed to the Resident Member or to him or them on the Premises or sent by registered or recorded post to or left addressed to him or them at his or their last known address in the United Kingdom. Any notice sent by registered or recorded post shall be deemed to have bean duly served at the expiration of forty-eight hours after the time of posting. In proving service it shall be sufficient to prove that the envelope containing the notice was duly addressed in accordance with this clause and left at or posted to the place to which it is so addressed

I2      Limitation of Promoter’s Liability

Notwithstanding anything in this Deed the Promoter will not be liable to the Resident Member nor any person or persons in the Premises in respect of:—

any interruption or failure of any of the Services or supplies of any public utility caused by circumstances beyond the Promoter’s immediate control or caused by any act or omission by the Promoter its employees or agents not being in performance of any duty relating to the Services except in so far as the same may be covered by the insured risks or any damage to or loss of any chattel or property on the Premises or Property the Resident Member indemnifying the Promoter in respect of any claim made against the Promoter by any person

I3     Privity of Contract and Easements

Except as otherwise expressly provided the Resident Member shall not be entitled to the benefit of or to enforce any covenant or agreement contained in any lease or other instrument relating to any land or building belonging to the Promoter or limit or affect the right of the Promoter to deal with the same now or at any time hereafter in any manner which may be thought fit nor shall any thing herein contained confer on the Resident Member any liberty privilege easement right or advantage whatsoever mentioned as referred to in Section 62 of the Law of Property Act 1925 save those expressly hereby granted

I4 Alterations by Promoter

The Promoter may repair reconstruct or alter the Property or any adjacent buildings or erect new buildings on any adjacent lend to whatever height elevation and extent and whenever it may think fit even though the access of light or air to the Premises may be impeded so that until impeded the access of light or air will be deemed to have been enjoyed by virtue of this Deed (constituting a consent or agreement in writing within the meaning of section 3 of the Prescription Act 1832) but despite this the previous enjoyment will not prevent any such repair reconstruction alteration or erection

I5 Other Lettings

The Promoter may let any other part of the Property on such terms as it thinks fit

I6 Clause Headings

The Clause headings will be disregarded when interpreting this Deed

J Rent Review

J1

Not less than three months before each Review Data the rent is to be revised (to take effect from each Review Date) to the full open market annual rack rental value of the Premises obtainable at the Review Date in accordance with the following provisions PROVIDED that in no circumstances is the rent payable after any Review Date to be less than the rent payable immediately before that Review Date

J2 Assessment of Revised Rent

In assessing any revised rent the following will be disregarded:—

any goodwill attributable to the Premises by reason of any trade or business carried on by the Resident Member and any authorised improvements carried out by the Resident Member except any improvement carried out in compliance with an obligation by statute or an obligation to the Promoter and any other matter specified in section 34(1) of the Landlord and Tenant Act 1954 as the same may from time to time be amended or re-enacted

AND it will be assumed that the Premises with any permitted additions are vacant and in a state of repair in accordance with the provisions of this Deed and to be let by a willing landlord to a willing tenant for a term of twenty-five years from the Review Date but otherwise on the terms of this Deed (other than the rent payable) before the Review Date in question

J3      Endorsement of Deed

An agreement between the Promoter and the Resident Member as to the revised rent of the Premises as at each Review Date signed by both parties will be endorsed on this Deed and its Counterpart

J4      Appointment of Valuer

If agreement has not been reached three months before the relevant Review Date either party may require an independent surveyor (called “the Valuer”) to be appointed to determine the full open market annual rack rental value of the Premises the Valuer (in default of agreement) to be nominated by the President of the Royal Institution of Chartered Surveyors on the application by either party

J5      Notice of Valuers appointment

Notice in writing of the Valuer’s appointment by the President will be given by the Valuer to the Promoter and the Resident Member inviting each to submit within a specified period (which shall not exceed four weeks) a valuation accompanied if desired by a statement of reasons

J6      Valuer’s Status

The Valuer will act as a single arbitrator in accordance with the Arbitration Acts from time to time and for the time being in force

J7      Substitute Valuer

If the Valuer fails to determine the full open market annual rack rental value of the Premises as aforesaid or if he relinquishes his appointment or dies or if it becomes clear that for any reason he will be unable to complete his duties within two months after his appointment either party may apply to the President of the Royal Institution of Chartered Surveyors for a substitute to be appointed in his place which procedure may be repeated as many times as necessary

J8      Provisional Revised Rent

If the amount of the revised rent shall not have been ascertained on the relevant Review Date then the Resident Member shall pay to the Promoter a provisional revised rent equal to the rent payable immediately before the relevant Review Date and upon the amount of the revised rent actually payable being ascertained any necessary adjustment shall be made forthwith by payment by the Resident Member to the Promoter together with interest at Midland Bank Base Rate from time to time and for the time being in force (or in the event of there ceasing to be a Midland Bank Base Rate such alternative rate as may from time to time be specified by the Promoter as being the nearest equivalent thereof) on any balance from the relevant Review Date to the date of such ascertainment and for the purposes of Clause N such balance shall be treated as having become due for payment on the date of such ascertainment

J9      Valuer’s Fee

The Valuer’s fee will be paid as he awards but in other cases the parties will bear their own costs

K      Guarantee

THE Guarantor undertakes to the Promoter

K1

that if the Resident Member fails to pay the rent and or any other monies payable or fails to observe and perform the provisions of this Deed on his part to be observed and performed or any of the other conditions of this Deed (including any continuation of the same under the provisions of the Landlord and Tenant Act 1954 as the same may from time to time be amended or re-enacted) he will pay the Promoter on demand all sums and losses damages costs and expenses caused by the Resident Member and remedy any of his other defaults and the Guarantor acknowledges that any variation of the Promoter’s rights indulgence or compromise allowed by the Promoter to the Resident Member or Guarantor will not affect the Guarantor’s liability under this clause

K2

that he will if required by the Promoter within six months after any forfeiture or disclaimer of this Deed take a fresh Deed of the Premises for a period equal to the unexpired period of the Term immediately prior to forfeiture and at a yearly rent equivalent to the rent then payable and otherwise on the same terms as this Deed

L      Limitation of Promoter’s Repairing obligations

The Promoter will not be liable to the Resident Member for any defect in the Property to the extent that any defect is repairable by the Promoter under Clause D unless the Promoter shall have had actual notice of the need for repair

M      Proviso to Rent Review

M1

Notwithstanding the provision for the revision of Rent if by reason of any legislation the Promoter is prevented from demanding an increase of the rent from any Review Date (or some other date also by reason of legislation) then the rent will continue to be payable at the rate immediately before the Review Date (or other date) and as soon as is permitted by law the relevant review will be carried out and the increase (if any) will become payable the assessment being based on either the Review Date or the effective review date permitted by law as the Promoter decides but where legislation permits increases of rent on bases other than the full open market annual rack rental value basis the Promoter will be entitled to demand those permitted increases in addition to the rent until such time as the full open market annual rack rental value review as prescribed by this Deed is permitted by law

M2

Notwithstanding the previous provisions of this Deed if the rent shall not have been reviewed at any Review Date then the Promoter shall at any time after have the right to review the rent in accordance with Clause J on giving to the Resident Member not less than one month’s notice in writing of the date from which the reviewed rent is payable

N      Interest on overdue amounts

If any sum payable by the Resident Member to the Promoter under this Deed is unpaid fourteen days after becoming due the Resident Member will pay interest to the Promoter at Midland Bank Base Rate from time to time and for the time being in force (or in the event of there ceasing to be a Midland Bank Base Rate such alternative rate as may from time to time be specified by the Promoter as being the nearest equivalent thereof) plus five per cent per annum with a minimum of fifteen per cent per annum calculated from the date when the sum became payable until the date when it is received by Promoter

O      Telephone Installation

The Resident Member shall not later than the date of this Deed enter into an agreement with the Promoter in respect of the Telephone equipment provided by the Promoter. If at any time or times the Promoter shall so require the Resident Member shall enter into such further or substituted agreement or agreements in respect of such Telephone equipment as from time to time may be required by the Promoter. The said agreement to be entered into on the date hereof and every such further or substituted agreement shell be in such form or forms as may be determined by the Promoter

THE FIRST SCHEDULE
EASEMENTS AND RIGHTS IN FAVOUR OF THE RESIDENT MEMBER

1      Access

The rights in common with the Promoter and all others entitled

(a)	for the purposes only of getting to and leaving the Premises to walk over the common entrances areas and ways in the Property from time to time designated by the Promoter for the purpose and to carry passengers in the lifts in the Property

(b)	to carry all necessary goods between the Premises and the Service Area and to carry goods in the goods lifts

2      Lavatories

The right in common with the Promoter and all others entitled to use such lavatory facilities in the Property as shall from time to time be allocated by the Promoter

3      Utilities

The right of passage of air and of water soil electricity gas telephone telex and all other utility services to and from the Premises through the Conduits used in common with other parts of the Property under through or over the Development Area

4      Support

Support and protection by the remainder of the Property for the Premises

5      Promoter’s Rights

PROVIDED HOWEVER that:—

(i)	the Promoter may from time to time by notice in writing to the Resident Member vary amend add to or subtract from the said easements and rights or the routes thereof (or both) in such manner as the Promoter may think desirable but not so as to render the Premises or the means of access thereto incapable of beneficial use

(ii)	the Promoter may from time to time in pursuance of the promotion of The World Traders Association and its members close the Grand Hall at Quay Level in the property to use by the Resident Member so as to enable the Grand Hall to be laid out and used for meetings conferences receptions banquets and other functions but in so doing the Promoter will not prevent the Resident Member from gaining access to the Premises by other means

(iii)	the said easements and rights are always subject to the right of the Promoter (without being liable to the Resident Member) to prevent the use of the entrances areas ways toilets end lifts for so long as may be reasonably necessary to enable the Promoter to comply with its promises to provide the Services or to exercise its rights to prevent any rights arising by prescription or dedication but in doing so the Promoter will not prevent the Resident Member from gaining access to the Premises

THE SECOND SCHEDULE
EASEMENTS AND RIGHTS EXCLUDED FROM THE RESIDENT
MEMBER

1      Utilities

Free passage of water soil electricity gas telephone telex and all other utility services through the Conduits in the Premises to and from the remainder of the Property

2      Support

Support and protection by the Premises for the remainder of the Property

3      Superior Landlord and Promoter’s rights

The right for any Superior Landlord and the Promoter without the Resident Member’s consent or right to compensation to demolish erect add to or alter any land or buildings adjoining or near to the Premises regardless as to whether or not light or air to the Premises is affected or diminished as long as the Premises are still capable of beneficial use

4      Entry by Promoter

The right for the Promoter its surveyors agents workmen and others at all times on reasonable notice (except in the case of an emergency) to enter the Premises for the purposes of examining testing repairing replacing adding to altering and maintaining the Property including the Conduits and to clean the inside and the outside of the windows and to make connections and disconnections which may be necessary for the purpose of carrying out any work or doing anything within the Promoter’s obligations or rights or for which a Resident Member is liable to make a contribution

PROVIDED the Promoter will make good any damage caused by the work or anything done to the Premises fixtures fittings chattels or effects on the Premises but the Promoter will not be liable to the Resident Member for any inconvenience caused

5      Rebuilding or Alterations

The right for the Promoter to build rebuild or alter other parts of the Property or Development Area in any manner and to let (or deal with in any other way) the works for any purpose notwithstanding that the light or air or any other easement or right to the

Premises or enjoyed by the Resident Member is in any way diminished or prejudiced but not so that the Premises be made incapable of beneficial use

THE THIRD SCHEDULE
REGULATIONS

1      Hours of Use

Not to use the Premises except between the hours of 8 a.m., until 6 p.m., on business days or at all on Saturdays Sundays or Public Holidays except by prior arrangement with the Promoter

2      Dangerous Materials

Not to keep any inflammable volatile dangerous or explosive material on the Premises Property or Development Area

3      Control of Staff

To use the entrances areas ways and lifts in the Property and the Development Area (excluding the Premises) for the purposes of getting to and leaving the Premises and the Service Area only and not to allow any person under his control to loiter in or obstruct these places or interfere with any of the Conduits

4      Goods

Not to carry goods through the entrance halls in the Property nor in the lifts except the goods lifts from time to time allocated by the Promoter for the purpose

5      Vehicular Obstruction

Not wilfully to obstruct the movement of vehicles in any common vehicular access way

6      Parking

No vehicles to be parked in the Service Area for longer than reasonably necessary for the purpose of loading or unloading and in any event no vehicle to remain overnight

7      Cleaning

No mat brush or mop to be shaken nor anything thrown outside the Premises

8      Windows

Not to open the windows of the Premises

9      Blinds

No blind or curtain to be fitted to the windows of the Premises without the previous written approval of the Promoter which if given would involve conditions as to colour and type

10      Floor Loading

Not to load any part of the Premises Property or Development Area beyond its capacity and not to permit any damage to be caused to the Property or Development Area by the carrying of chattels

11      Signs

No signs or nameplates to be placed anywhere in the Property or Development Area without the previous written approval of the Promoter which if given would involve conditions as to conformity to the general pattern design size end locator as the Promoter shall reasonably require

12      Goods and Chattels

Not to expose for sale on the Property or Development Area (other than within the Premises) any goods or things whatever

13      Obstruction of Entrance Ways Pipes etc

Not to cause or suffer any entrance areas way lifts or the soil or wastepipes in the Property to become blocked or obstructed

14      Insurance and Fire

To comply with all reasonable recommendations of the insurers and fire authorities as to fire precautions relating to the Premises

15      Security Services

To comply with all reasonable requirements of the Promoters Security Services

16       Office Cleaning

Not to have office cleaners at the Premises except between the hours of midnight and 8 a.m. on Business Days

17      Disposal of Refuse

All office (and no other) refuse to be deposited in accordance with Clause D4(c)

18      Air conditioning

Not to cause or suffer the Promoters airconditioning equipment in the Property to become overloaded by reason of heat cold or any other matter or thing generated or happening within the Premises

19      Telephones

To comply with all reasonable requirements of the Promoter in relation to telephones and telephone equipment

THE COMMON SEAL OF
ST. KATHARINE BY THE TOWER	ü ý þ
LIMITED WAS HEREUNTO		[SEAL]
AFFIXED IN THE PRESENCE OF:

DIRECTOR	B. Roberts

SECRETARY	L. Leary

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